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                                                                     EXHIBIT 5.2

                         [LETTERHEAD OF MCBRIDE BAKER & COLES]

Michael L. Weissman
T  312.715.5767    E  Weissman@mbc.com


                                  June 27, 2001

Noveon, Inc.
9911 Brecksville Road
Cleveland, OH 44141

and

Noveon IP Holdings Corp.
9911 Brecksville Road
Cleveland, OH 44141

Ladies and Gentlemen:

      We have acted as special counsel for Noveon IP Holdings Corp., an Illinois corporation (f/k/a PMD Holdings Corp.) (the "Guarantor") a wholly-owned subsidiary of Noveon, Inc. a Delaware Corporation (f/k/a PMD Group Inc.) (the "Issuer"), in connection with the offer by the Issuer to exchange $275,000,000.00 aggregate principal amount of the Issuer's 11% Senior Subordinated Notes due 2011, Series A ("Series A Notes") that have been unconditionally guaranteed by the Guarantor, said Series A Notes having been issued pursuant to the provisions of an Indenture among the Issuer, the Guarantor, the other guarantors thereto and Wells Fargo Bank Minnesota, National Association ("Trustee"), for a like principal amount of the Issuer's 11% Series B Senior Subordinated Notes due 2011, Series B ("Series B Notes") that will also be unconditionally guaranteed by the Guarantor . The Series B Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act").

      In connection with rendering this opinion, we have examined copies identified to our satisfaction, of the following documents:

      (a) the form of Series B Note;

      (b) the form of the Guarantee of the Series B Notes (the "Guarantee"); and

      (c) the Indenture dated as of February 28, 2001 by and among the Issuer, the Guarantor, the Other Guarantors and the Trustee (the "Indenture").

The documents described in the foregoing clauses (a) through (c) are hereinafter collectively referred to as the "Operative Documents".

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June 27, 2001
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      In addition, we have examined the originals or copies of such other corporate records of the Guarantor, certificates of public officials and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to certain matters of fact material to the opinions expressed herein, we have relied on certificates of public officials. In particular, we have not searched the dockets or records of any court, government agency or other office in any jurisdiction.

      In rendering the opinion set forth in paragraph 1 below with respect to the good standing of the Guarantor in Illinois, we have relied solely upon a certificate received from the Secretary of State of Illinois. In addition, with respect to certain factual matters concerning Guarantor, we are relying on certain representations made on a Certificate of the Guarantor, the form of which is appended hereto as Exhibit A and incorporated herein by reference.

      In addition, we have assumed with your permission and without any investigation or independent confirmation:

      (1) the genuineness of all signatures on behalf of all parties;

      (2) the authenticity and accuracy of all materials examined by us;

      (3) the copies of all documents submitted to us are accurate and complete and conform to originals;

      (4) each party to the Documents (other than the Guarantor) has the power and authority to enter into the Documents and to consummate the transactions contemplated thereby;

      (5) each party to the Documents (other than the Guarantor) has satisfied those legal requirements that are applicable to it, to the extent necessary to make the Documents enforceable against it in accordance with their terms, and each party to the Documents (other than the Guarantor) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against any other party to the Documents;

      (6) all official public records (including their proper indexing and filing) are accurate and complete;

      (7) each party to the Documents (other than the Guarantor) will comply with their obligations under the Documents and the laws applicable thereto;

      (8) contracts relevant to this opinion other than the Documents, to which Guarantor is a party or by which its property is bound (collectively "Other Agreements"), and court and administrative orders, writs, judgments and decrees that name the Guarantor and are specifically addressed to it or its property (collectively a "Court Order") would be enforced as written.

      Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

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June 27, 2001
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      1. The Guarantor is an Illinois corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Illinois, and has corporate power and authority to own, lease and operate its properties and to conduct its business;

      2. All outstanding shares of capital stock of Guarantor have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

      3. The Guarantee issued by Guarantor has been duly authorized;

      4. The Indenture has been duly authorized by Guarantor;

      5. The execution and delivery by the Guarantor of the Guarantee and the other Operative Documents and the performance by the Guarantor of its obligations thereunder (i) do not contravene any provision of the certificate of incorporation or the bylaws of the Guarantor, (ii) do not violate or conflict with (A) any present law, or present regulation of any governmental agency or authority of the State of Illinois applicable to the Guarantor or its property or (B) any agreement or any court decree or order binding upon the Guarantor its property; and

      6. Based solely upon our review of those laws and regulations that, in our experience, are normally applicable to transaction of the type contemplated by the Operative Documents, no consent, approval, authorization or order, or qualification with any Illinois governmental agency or body is required for the performance by the Guarantor of its obligations under the Operative Documents or the Guarantee, except as may be required by the Blue Sky or state securities laws in connection with the offer and sale of the Series B Notes and the registration of the Series B Notes under the Securities Act and the transactions contemplated thereby.

            Our opinion is subject to the following qualifications:

      (a) Provisions in the Operative Documents that provide that the Guarantor's liability thereunder shall not be affected by actions or failures to act on the part of the recipient of the guarantee or the Trustee or by amendments or waivers of provisions of documents governing the guaranteed obligations might not be enforceable under circumstances and in the event of actions that change the essential nature of the terms and conditions of the guarantee obligations.

      (b) We have assumed consideration that is fair and sufficient to support the agreement of Guarantor under the Guarantee has been, and would be deemed by a court of competent jurisdiction to have been, duly received by the Guarantor.

      The opinion expressed herein is limited to the laws of the State of Illinois as currently in effect together with applicable decisional law.

      We note that any opinion set forth in this letter expresses our professional judgment as to the legal issues explicitly addressed, and that any such opinion is effective as of, and is based

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June 27, 2001
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upon, the facts as recited herein as of the date hereof and may not be expanded by implication otherwise. We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter, and disclaim any responsibility to advise you of any future changes in law or fact that may affect any opinion set forth herein. By rendering the opinion set forth in this letter, we are not serving as an insurer or guarantor
(i) of the transaction opined upon, or (ii) of the future performance of the parties to the transaction; nor does the rendering of this opinion constitute a guarantee of the outcome of any legal dispute that may rise out of the transaction.

      The opinion expressed herein is solely for your benefit in connection with the Operative Documents and may not be relied on in any manner or for any purpose by any other person or entity without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed with respect to the exchange referred to above and to the reference to this firm under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    /s/ Michael L. Weissman
                                    ------------------------------------------

                                    McBRIDE BAKER & COLES

MLW:as